CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 1 to iMillennium Fund's Registration Statement (File No. 811-9691), of all references to our firm included in or made a part of this Amendment.


McCurdy & Associates CPA's, Inc.
Westlake, Ohio
June 27, 2001